THE CHASE VISTA SELECT BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date            Issue
07/25/00        Viacom Inc. (VIA) 7.875% due
		07/30/30 Mdy Baa1/S&P BBB+

Shares            Price         Amount
3,000,000         $99.978       $2,999,340.00

					% of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
N/A        0.875%       0.60000         0.60000%

     Broker
Salomon Smith Barney,Inc.

Underwriters of Viacom Inc. (VIA) 7.875% due
07/30/30 Mdy Baa1/S&P BBB+

U.S. Underwriters                                  Number of Shares
Merrill Lynch, Pierce, Fenner & Smith, Inc.             200,000,000
Salomon Smith Barney, Inc.                              200,000,000
Banc of America Securities LLC                           27,500,000
Chase Securities, Inc.                                   27,500,000
Deutsche Bank Securities, Inc.                           27,500,000
BNY Capital Markets, Inc.                                 8,750,000
FleetBoston Robertson Stephens, Inc.                      8,750,000
   Total                                                500,000,000

THE CHASE VISTA SELECT BOND FUND
Section 10f-3 Transactions

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Affiliated Underwriting Procedures of the Fund.

Trade
Date            Issue
08/09/00        CIT Group Inc. (CIT) 7.625% due
		08/16/05 Mdy A1/S&P A+


Shares            Price         Amount
5,000,000        $99.857      $4,992,580.00


					% of Issue
Spread     Spread       Fund's            for all
Amount       %        % of issue      Chase Vista Funds
N/A        0.350%       0.50000%        0.50000%

     Broker
Merrill Lynch, Pierce, Fenner & Smith, Inc.

Underwriters of CIT Group Inc. (CIT) 7.625% due
08/16/05 Mdy A1/S&P A+

U.S. Underwriters                                  Number of Shares
Chase Securities, Inc.                                  401,000,000
Merrill Lynch, Pierce, Fenner & Smith, Inc.             401,000,000
Banc of America Securities LLC                           46,000,000
Credit Suisse First Boston Corp.                         46,000,000
Lehman Brothers, Inc.                                    46,000,000
HSBC Securities (USA), Inc.                              20,000,000
Paribas Corp.                                            20,000,000
SG Cowen Securities Corp.                                20,000,000
  Total                                               1,000,000,000